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                                                                   EXHIBIT 10.17

                           INDEPENDENT CONTRACTOR AND
                        PROPRIETARY INFORMATION AGREEMENT

This Agreement dated as of July 1, 2003, is by and between Superior Galleries, Inc., a Delaware corporation, (the "Company"), and Stephen Deeds, Inc., a California corporation, (the "Contractor"), as follows:

1. CONTRACTOR STATUS. The parties agree that Contractor is acting as an independent contractor to assist the Company to manage the Company's public auctions of rare coins. Contractor does not have an employment, joint venture, or partnership relationship with Company, and shall not represent to any third party that Contractor has authority to bind the Company to any contract or commitment other than consignment agreements subject to the approval of the Company.

2. INSTRUCTIONS/CLIENT PROTECTION. Contractor shall have the discretion to decide how he performs any work for the Company. However, Contractor shall not obligate the Company to any price, credit, commission or other terms with clients without the Company's approval, and in addition (a) Contractor shall not make any unfair, deceptive or misleading statements to clients regarding the Company and its products, or (b) omit any material facts so as to make literally true statements deceptive or misleading. Without limiting the generality of the foregoing, Contractor agrees to comply fully with California Business and Professions Code ss.17511 et seq. (the "telephonic seller" law), and 16 C.F.R.ss.310 et seq. (the FTC's Telemarketing Sales Rule) in any transactions with the Company's actual or prospective customers, and to adhere to the Company's Due Diligence policies as adopted from time to time during the term of this Agreement. Contractor agrees to indemnify the Company for any loss or damage (including attorney's fees) incurred by it as a result of any violation of Contractor's obligations under this Paragraph.

3. TRAINING. Contractor shall not be required to attend any training sessions with Company personnel, and Company relies upon Contractor's prior experience and contacts in the rare coin marketplace.

4. CONTROL/EXPENSES. Contractor acknowledges that his services are not controlled by Company, and that Company's success in business is not dependent upon those services. Company does not require Contractor to work only during fixed hours or at Company's place of business, or to conform strictly to routines, schedules and work patterns established by Company. Rather, Contractor is free to work at his own schedule, and to use such equipment and assisting personnel as he deems necessary (at his own expense). The Company agrees to provide Contractor with leads and marketing support and reimbursement for actual and reasonable out-of-pocket travel and entertainment expenses incurred by Contractor directly in connection with his services for the Company, but Contractor is solely responsible for any office and/or

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     employee expenses connected with his services consumed outside of the personnel and offices that may be made available from time to time by the Company.

5. COMPENSATION. Contractor shall be paid compensation as follows: (a) a monthly fee of $19,250, payable in two equal installments on the 15th and 30th of each month hereunder, and (b) a commission equal to five (5.0%) percent through August 31, 2003 and ten percent (10.0%) thereafter of the Company's Net Commissions and Buybacks excluding commissions earned from the sale of Superior owned inventory. For purposes of this Agreement, "Net Commissions and Buybacks" shall be defined as the Company's gross commissions plus buyback fees earned from rare coin auctions minus finder's fees paid by the Company.

6. TERM/TERMINATION. This Agreement shall continue for a term of twelve (12) months. Either party may terminate this Agreement on 60 days' written notice to the other. In the event of termination, each party agrees to pay the other promptly any sums due under this Agreement, and Company specifically agrees that Contractor shall be entitled to commissions in accordance with Paragraph 5 for any auctions taking place within 60 days following the effective date of the termination.

7. NON-DISCLOSURE OF INFORMATION. Contractor acknowledges that the list of Company's customers, as it may exist from time to time, and Company's policies and processes are valuable, special and unique assets of Company's business. Accordingly, Contractor will not, during or after the term of his relationship with Company, disclose the list of Company's customers or any part thereof, or any numismatic policy or process employed by Company, to any other person, firm, corporation or any other entity for any reason or purpose whatsoever.

8. RETURN OF DOCUMENTS AND RECORDS. Contractor agrees that upon termination of this Agreement it shall return to the Company any documents, records, notebooks, computer software or diskettes, and any other repositories of or containing any information obtained in connection with Contractor's relationship with Company, including any and all copies thereof, then in Contractor's possession, whether prepared by Contractor or third parties.

9. NON-SOLICITATION OF CUSTOMERS. Contractor agrees that during the term of this Contract it shall not directly or indirectly solicit or accept, or assist in the solicitation or acceptance of, any business involving the purchase or sale of rare coins from any customer or prospective customer of the Company except in accordance with this Agreement. Contractor further agrees that for a period of one (1) year after the termination of this Agreement, it shall not directly or indirectly solicit or accept, or assist in the solicitation or acceptance of, any business involving the purchase or sale of rare coins from any person who was a customer or prospective customer of the Company at the time of termination, PROVIDED, HOWEVER, that Contractor shall be free to do business with any customer or prospective customer of whom it became aware other than through the Company, or which it generated through its own leads during the term hereof or those customers that the Stephen Deeds, the President of Contractor has had a business relationship prior to July 6, 2001 or those customers common to the rare coin trade.


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10.  NON-INTERFERENCE WITH BUSINESS. The parties mutually agree that during the term of this Agreement and for a period of one (1) year thereafter, neither shall attempt to or disrupt, damage, impair or interfere with the other's business whether by way of interfering with or soliciting its employees, soliciting relationships with independent contractors, agents, representatives, vendors and customers, or otherwise, of the Company.

11. BREACH OF RESTRICTIVE COVENANTS. Violation of any of Paragraphs 7-10 hereof will cause the other party irreparable harm and loss which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, in the event of a breach or threatened breach by either party of any of the provisions of said paragraphs, the other party shall be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof. Notwithstanding the foregoing, the parties shall have other legal remedies as may be appropriate under the circumstances including, but not limited to, recovery of damages occasioned by such breach. In the event that a court of competent jurisdiction determines any of the provisions of Paragraphs 7-10 hereof to be unreasonable in scope, time or geographic reach, that court is hereby authorized by Contractor and the Company to enforce the same in such narrower scope, shorter time or smaller geographic reach as the court determines to be reasonable under all the circumstances.

12. ENTIRE AGREEMENT/AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties. This Agreement cannot be modified, waived, assigned, or transferred without the express written consent of both parties.

13. BINDING ON SUCCESSORS/NO ASSIGNMENT. This Agreement is binding upon the parties thereto and their affiliates, subsidiaries, parents, successors, and representatives. This Agreement may not be assigned by either party without the other's express written consent and any purported assignment without consent shall be null and void.

14. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

15. CALIFORNIA LAW/FORUM. This Agreement shall be construed and enforced in accordance with California law, excluding choice of law rules. Any dispute arising under or relating to this Agreement shall be submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association, with venue in Beverly Hills, California, and the parties agree that the prevailing party shall be entitled to an award of its attorney's fees and costs, whether or not those are otherwise recoverable by statute. Judgment on any arbitration award may be entered in any court of competent jurisdiction.

16. AUTHORITY. Those persons executing this Agreement do so with proper authority from their respective principals.

17. COUNTERPARTS. This Agreement may be executed by facsimile or in counterparts, which each shall be deemed an original hereof.


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Superior Galleries, Inc.


By: /S/ PAUL BIBERKRAUT
   -------------------------------
Its Chief Financial Officer

Stephen Deeds, Inc.


By: /S/ STEPHEN DEEDS
   -------------------------------
Its President





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